As filed with the Securities and Exchange Commission on February 17, 2000.
                                             Registration No. 333- _____________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ______________

                               BLOCKBUSTER INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                               52-1655102
      (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)               Identification No.)

            1201 Elm Street
             Dallas, Texas                                 75270
(Address of Principal Executive Offices)                 (Zip Code)

                                ______________

           Blockbuster Inc. 1999 Long-Term Management Incentive Plan
                           (Full title of the plan)

                                Edward B. Stead
            Executive Vice President, General Counsel and Secretary
                               Blockbuster Inc.
                                1201 Elm Street
                              Dallas, Texas 75270
                                (214) 854-3000
  (Name, address and telephone number, including area code, of agent for service)

                          ___________________________

                                  Copies to:

                              Michael D. Fricklas
                            Senior Vice President,
                         General Counsel and Secretary
                                  Viacom Inc.
                                 1515 Broadway
                           New York, New York 10036
                                (212) 258-6000


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum    Proposed maximum
     Title of securities         Amount to be      offering price    aggregate offering    Amount of registration
      to be registered           registered (1)     per share (2)         price (2)                 fee
--------------------------------------------------------------------------------------------------------------------
 Class A Common
 Stock, $.01 par                 11,438,078            $15.00           $171,571,170               $45,295
 value per share                     78,690             13.56              1,067,036                   282
                                     12,510             14.88                186,149                    50
                                 13,470,722             11.79            158,819,812                41,928
                                 ----------                              ------------           ----------
                                 25,000,000                              331,644,167                87,555
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional shares of Class A Common Stock that may be issued pursuant to the anti-dilution provisions contained in the plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h), as follows: (i) with respect to shares of Class A Common Stock that may be purchased upon exercise of outstanding stock options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) with respect to the remaining shares of Class A Common Stock issuable pursuant to the plan, the fee is calculated on the basis of the average of the high and low prices reported on the New York Stock Exchange Composite Tape on February 11, 2000.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Blockbuster Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

     (i) The Company's prospectus dated August 10, 1999, and filed with the Commission on August 11, 1999, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act");

     (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999;

     (iii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999; and

     (iv) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A (No. 001-15153), filed with the Commission on July 13, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters in connection with the validity of the shares of Class A Common Stock offered hereby have been passed upon by Edward B. Stead, Executive Vice President, General

Counsel and Secretary of the Company. Mr. Stead holds shares of the Company's Class A Common Stock and also holds stock options granted under the Plan.

Item 6.   Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings brought by a third party, whether civil, criminal, administrative or investigative; provided that such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Section 145 of the DGCL also permits indemnification against expenses (including attorneys' fees) in connection with actions brought by or in right of a corporation to procure a judgment in its favor if the standards of conduct required for third party actions are met, and either (1) such person has not been adjudged to be liable to the corporation, or (2) the Delaware Court of Chancery or other court in which the action or suit is brought determines that such person is fairly and reasonably entitled to be indemnified. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by the statute.

     As permitted by Section 102(b) of the DGCL, the Company's Amended and Restated Certificate of Incorporation provides that, to the fullest extent currently permitted by the laws of the State of Delaware, as the same may be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. In addition, the Company maintains liability insurance for its directors and officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

   4.1    -    Amended and Restated Certificate of Incorporation of Blockbuster
               Inc. (1)

   4.2    -    Bylaws of Blockbuster Inc. (1)

   4.3    -    Specimen Class A Common Stock Certificate of Blockbuster Inc. (2)

   5.1    -    Opinion of  Edward B. Stead, Esq. (3)

   23.1   -    Consent of PricewaterhouseCoopers LLP. (3)

   23.2   -    Consent of Edward B. Stead, Esq. (included in his opinion filed as Exhibit 5.1 to this Registration Statement). (3)

   24.1   -    Power of Attorney (appearing on page II- 6 of this Registration
               Statement). (3)

   99.1   -    Blockbuster Inc. 1999 Long-Term Management Incentive Plan. (1)


____________________

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (333-77899) and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, and incorporated herein by reference.
(3)  Filed herewith.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 17th day of February 2000.


                              BLOCKBUSTER INC.


                                   /s/ JOHN F. ANTIOCO
                              By: __________________________________________
                                  John F. Antioco
                                  Chairman of the Board, President and
                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John F. Antioco, Larry J. Zine, and Edward B. Stead and each of them severally his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all instruments and other documents required to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, hereby ratifying and confirming all that any of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


   Signatures                         Title                           Date
   ----------                         -----                           ----


/s/ JOHN F. ANTIOCO     Chairman of the Board, President       February 17, 2000
----------------------    and Chief Executive Officer
John F. Antioco          (Principal Executive Officer)


/s/ LARRY J. ZINE       Executive Vice President and Chief     February 17, 2000
----------------------          Financial Officer
Larry J. Zine               (Principal Financial and
                              Accounting  Officer)

/s/ PHILIPPE P. DAUMAN
----------------------              Director                   February 17, 2000
Philippe P. Dauman


/s/ THOMAS E. DOOLEY
----------------------              Director                   February 17, 2000
Thomas E. Dooley


/s/ LINDA GRIEGO
----------------------              Director                   February 17, 2000
Linda Griego


/s/ JOHN L. MUETHING
----------------------              Director                   February 17, 2000
John L. Muething


/s/ SUMNER M. REDSTONE
----------------------              Director                   February 17, 2000
Sumner M. Redstone

                               INDEX TO EXHIBITS



                            Description of Exhibit
                            ----------------------

4.1  Amended and Restated Certificate of Incorporation of Blockbuster Inc. (1)

4.2  Bylaws of Blockbuster Inc. (1)

4.3  Specimen Class A Common Stock Certificate of Blockbuster Inc. (2)

5.1  Opinion of Edward B. Stead, Esq. (3)

23.1 Consent of PricewaterhouseCoopers LLP. (3)

23.2 Consent of Edward B. Stead, Esq. (included in his opinion filed as
     Exhibit 5.1 to this Registration Statement). (3)

24.1 Power of Attorney (appearing on page II-6 of this Registration Statement). (3)

99.1 Blockbuster Inc. 1999 Long-Term Management Incentive Plan. (1)

___________________________

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (333-77899) and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, and incorporated herein by reference.
(3)  Filed herewith.